CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-119161 on Form S-3 of Comcast Corporation of our report dated March 11, 2004 (August 31, 2004 as to Notes 14 and 16) (which report expresses an unqualified opinion and includes an explanatory paragraph related to the adoption of Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended, effective January 1, 2001 and Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” effective January 1, 2002) appearing in the Current Report on Form 8-K dated September 21, 2004 of Comcast Corporation. We also consent to the incorporation by reference in this Registration Statement of our report dated March 11, 2004 related to the financial statement schedule of Comcast Corporation appearing in the Annual Report on Form 10-K of Comcast Corporation for the year ended December 31, 2003 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
November 2, 2004